[CAPSTONE INVESTMENTS LETTERHEAD]



June 29, 2006



Via Email
tault@agbco.com


Dr. Louis Glazer
Chairman
Patient Safety Technologies, Inc./
SurgiCount Medical, Inc.
1800 Century Park East
Suite 200
Los Angeles, California 90067


      Re:   Private Placement - Private Investment in Public Equity ("PIPE")

Dear Dr. Glazer:

      This letter agreement (this "Agreement") will confirm the arrangements under which CapStone Investments ("CapStone") is authorized to act as exclusive placement agent ("Agent" or "Agency") for Patient Safety Technologies, Inc./SurgiCount Medical, Inc., and its affiliates and subsidiaries ("SurgiCount") in connection with the proposed offering of private investments in the public equity of SurgiCount (the "Securities") having the terms and conditions set forth herein. The terms of the offering will be set forth in a separate term sheet upon completion of due diligence. The terms of this letter will expire at 5:00 p.m. on Friday, June 30, 2006, unless fully executed by duly authorized representatives of both parties.

      CapStone will provide the following services: deal financing (due diligence has already been completed by others). A description of CapStone's functions and activities and the applicable compensation to CapStone are described as follows:

Dr. Louis Glazer
June 29, 2006                                                             Page 2


      DEAL FINANCING

      SurgiCount will prepare all required documentation required by the investor(s). The equity Securities, in whatever form, shall have the following terms and conditions, among others:

      The offering of Securities is estimated to be in the range of $2,000,000 to $6,000,000. The intended date for the closing of the first tranche and initial funding to SurgiCount is to be not later than July 31, 2006.

      FEES

      As compensation for the services of CapStone hereunder, SurgiCount shall pay to CapStone the following fees:

      CapStone will receive eight percent (8%) of the total cash invested in the Securities to be paid at close of the transaction. The Fees will be paid according to the following wire transfer instructions:

            ABA Routing No.:            122 000 496
            Bank:                       Union Bank of California
                                        4660 La Jolla Village Drive, Suite 175
                                        San Diego, CA 92122
            Account No.:                4760000448
            Account Name:               CapStone Investments
            Address:                    4660 La Jolla Village Drive, Suite 1040
                                        San Diego, CA 92122

      Additionally, SurgiCount shall issue CapStone warrants to purchase free trading shares of SurgiCount common stock equal to eight percent (8%) of the total number of shares issued pursuant to the PIPE. The warrants shall have a strike price equal to the price paid by the investors in the PIPE. The warrants shall be issued and delivered to CapStone at close of the transaction and shall be exercisable at any time for a period of five (5) years from the date of closing.

      Final Closing shall be deemed to have occurred as of the date when all conditions to the initial funding of SurgiCount from the offering of the Securities have been satisfied.

      RETENTION

      SurgiCount hereby retains CapStone, and CapStone agrees to act, in accordance with the provisions of this paragraph, as representative and placement agent in connection with the private issuance or sale of the Securities during the term of this Agreement. SurgiCount will remain the sole owner and author of all offering materials.

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

Dr. Louis Glazer
June 29, 2006                                                             Page 3

      CapStone acknowledges and agrees that SurgiCount shall retain the sole and exclusive right to accept or reject any proposed sale of Securities and SurgiCount shall not incur any liability (other than incurred reimbursable expenses as described herein) to CapStone for such rejection. SurgiCount may terminate the offer and sale of the Securities at any time in its sole discretion.

      SurgiCount understands that CapStone will be acting as the exclusive Agent of SurgiCount in the offering and sale of the Securities and acknowledges and agrees that in connection therewith CapStone will use its "best efforts" to place the Securities. SurgiCount expressly acknowledges and agrees that CapStone's obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by CapStone to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof.


      ADDITIONAL TERMS AND CONDITIONS

      Term. CapStone will, on a "best efforts" basis through its registered personnel or through separate registered broker-dealers, arrange for the Private Offering within 180 days following the completion and approval of the pricing of the Securities or the completion of the transaction documents ("Term").

      If a Letter of Intent is signed or funds placed into escrow relating to an offering of Securities that are the subject of CapStone's exclusive agency during the Term or within twenty-four (24) months of the termination of this Agreement with or by a third party with whom SurgiCount has any discussions (whether initiated by SurgiCount or anyone else) relating to an offering of securities that are the subject of CapStone's exclusive agency during the term of this Agreement, then CapStone's fee will be due and payable as provided herein.

      Escrow. It is agreed and understood that CapStone can require that an escrow agent or investment fund hold the investor proceeds and CapStone can require that the escrow agent or fund manager holding the investor proceeds available for distribution to the issuer directly distribute to CapStone and any other placement Agent any fee due on the funds raised.

      Information. During the course of the Term of this Agreement, SurgiCount agrees to furnish CapStone with such information about SurgiCount as CapStone reasonably requests, including information to be included in a offering circular or other disclosure document ("Company Information"). SurgiCount represents and warrants to CapStone that all Company Information will be accurate and complete in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading, in each case at the time such information is furnished. SurgiCount agrees to advise CapStone during the period of the engagement of all developments materially affecting SurgiCount or the accuracy of the Company Information previously furnished to CapStone or prospective purchasers of the Securities located by Agent. In addition, any opinions delivered by or on behalf of SurgiCount to the purchasers of any such Securities shall expressly provide that CapStone may rely upon such opinions. SurgiCount acknowledges and confirms that CapStone (i) will be relying solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder, (ii) will not independently verify the accuracy or completeness of such information, (iii) does not assume responsibility for the accuracy or completeness thereof, and (iv) will make appropriate disclaimers consistent with the foregoing and their affiliates may share with each other, any information related to SurgiCount or SurgiCount's affiliates (including information relating to creditworthiness).

Dr. Louis Glazer
June 29, 2006                                                             Page 4

      Other Fees and Expenses. SurgiCount will, if applicable, endeavor in good faith, in cooperation with CapStone and its counsel, to qualify, to the extent required by applicable law, the sale of the Securities for Offer and Sale under the applicable securities or "blue sky" laws of such jurisdictions as CapStone may reasonably designate, and SurgiCount will use its best efforts to maintain such qualifications in effect for as long as may be required for the distribution of the Securities. In each jurisdiction where the Securities shall have been qualified as above provided, SurgiCount will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

      In addition, SurgiCount shall be responsible for all actual, out-of-pocket third party fees, charges, expenses and disbursements relating to the Offering, including, without limitation, all actual, out-of-pocket third party fees, charges, expenses and disbursements in connection with (i) the preparation (including but not limited to attorneys' fees, accountants' fees, and other related consultants' fees), printing, filing, distribution and mailing of the transaction documents and any supplement and amendment thereto and all other documents relating to the Offering and the purchase, sale and delivery of the Securities, including the cost of all copies thereof; (ii) the issuance, sale, transfer and delivery of the Securities, including any transfer of other taxes payable thereon and the fees of any transfer agent or registrar; (iii) the registration or qualification of the Securities for Offer and Sale under the securities laws of such countries, states, and other jurisdictions as CapStone may reasonably designate (including, without limitation, all filing and registration fees and the reasonable "blue sky" fees and disbursements; and (iv) any third party costs incurred by CapStone (collectively "Costs")).

      Notwithstanding the foregoing, CapStone acknowledges that its aggregate out-of-pocket expenses, including third party costs (including, but not limited to, fees related to consultants and outside counsel to CapStone, and travel expenses) shall be capped at $50,000.

      Indemnification. SurgiCount agrees to indemnify CapStone and its affiliates and each person in control of CapStone and its affiliates and their respective officers, directors, employees, Agent and representatives and their respective affiliates and control persons, arising out of or based upon any untrue statement of any material fact contained in the Offering Materials or Confidential Information or the omission or alleged omission to state therein a material fact to be stated therein or necessary to make the statements therein in the light of the circumstances under which they are made, not misleading; provided, however, that SurgiCount shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made therein upon, and conformity with, information relating to any CapStone Indemnified party furnished to SurgiCount by any CapStone Indemnified party specifically for the use in the preparation thereof; provided, further, that no such indemnity shall be provided against negligent acts of, or willful conduct by, the CapStone Indemnified.

Dr. Louis Glazer
June 29, 2006                                                             Page 5

      CapStone agrees to indemnify SurgiCount and its affiliates and each person in control of SurgiCount and its affiliates and there respective officers, directors, employees, Agent and representatives and their respective affiliates and control persons arising out of or based upon any information furnished to SurgiCount in writing by such indemnifying party specifically for use in the preparation of the Offering Materials or Confidential Information, if such information constituted an untrue statement or alleged untrue statement of any material fact therein or the omission or alleged omission to state therein a material fact required to be therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no such indemnity shall be provided against negligent acts of, or willful conduct by, such parties otherwise entitled to indemnification herein.

      Other Services. SurgiCount acknowledges and agrees that CapStone and/or its affiliates may be requested by SurgiCount to provide additional services with respect to SurgiCount or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to SurgiCount and CapStone (or any such affiliate). Nothing in this Agreement is intended to obligate or commit CapStone or any of its affiliates to provide any services or financing other than as set out herein.

      No Shareholder Rights. SurgiCount acknowledges and agrees that CapStone has been retained only by SurgiCount and that SurgiCount's engagement of CapStone is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of SurgiCount or CapStone or any other person not a party hereto. Unless otherwise expressly agreed, no person or entity other than SurgiCount is authorized to rely upon SurgiCount's engagement of CapStone or any statements, advice, opinions, or conduct by CapStone.

      Successors and Assigns. This engagement agreement is binding on all successors and assigns. However, it shall not be assigned without the prior written consent of the other party. This agreement shall be construed in accordance with and enforceable under the laws of the State of California.

Dr. Louis Glazer
June 29, 2006                                                             Page 6

      Governing Law. This Agreement constitutes the entire agreement between us, and supersedes all other prior agreements and understandings, other written and oral, between the parties hereto with respect to the subject matter hereof and cannot be amended or otherwise modified except in writing executed by the parties hereof. Any dispute arising from the interpretation, validity or performance of this Agreement or any of its terms and provisions shall be submitted to arbitration in Los Angeles County, California before JAMS/Endispute, Inc.

      Miscellaneous. This Agreement may be executed in two or more counterparts, including electronically transmitted counterparts, all of which together shall be considered a single instrument. The term "affiliate" as used herein shall have the meaning ascribed to such term in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.


                          *****************************


      We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.


Very truly yours,

CapStone Investments


By: ______________________________________
         Steven P. Capozza, President



AGREED AND ACCEPTED:

Patient Safety Technologies, Inc.


By: ______________________________________        Dated: _______________________


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